UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2023

Aileron Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

738 Main Street #398 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 995-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALRN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 31, 2023, Aileron Therapeutics, Inc., a Delaware corporation (“Aileron” or the “Company”), acquired Lung Therapeutics, Inc., a Texas corporation (“Lung”), pursuant to that certain Agreement and Plan of Merger, dated October 31, 2023 (the “Merger Agreement”), by and among Aileron, AT Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Aileron (“First Merger Sub”), AT Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Aileron (“Second Merger Sub”), and Lung. Pursuant to the Merger Agreement, First Merger Sub merged with and into Lung, pursuant to which Lung was the surviving entity and became a wholly owned subsidiary of Aileron (the “First Merger”). Immediately following the First Merger, Lung merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (the “Second Merger,” together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, at the closing of the Merger, Aileron issued to the stockholders of Lung 344,566 shares of the common stock of Aileron, par value $0.001 per share (the “Common Stock”), and 20,140 shares of newly designated Series X Preferred Stock (as described below). In addition, Aileron assumed (i) all Lung stock options immediately outstanding prior to the First Merger, each becoming an option for Common Stock subject to adjustment pursuant to the terms of the Merger Agreement, and (ii) all warrants exercisable for Lung common stock immediately outstanding prior to the First Merger, each becoming a warrant to purchase Common Stock, subject to adjustment pursuant to the terms of the Merger Agreement. Immediately following the closing of the Merger, Aileron had 4,885,733 shares of Common Stock issued and outstanding.

Reference is made to the discussion of the Series X Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Pursuant to the Merger Agreement, Aileron has agreed to hold a stockholders’ meeting no later than 120 days after the date on which the closing of the Merger occurs to submit the following matters to its stockholders for their consideration and approval by the holders of Common Stock (the “Requisite Stockholder Approval”): (i) the approval of the conversion of the Series X Preferred Stock issued pursuant to the Merger Agreement and the Purchase Agreement (as described below) into shares of Common Stock in accordance with Nasdaq Listing Rule 5635(a) (the “Conversion Proposal”) and (ii) if deemed necessary or appropriate by Aileron or as otherwise required by law or contract, the approval of an amendment to the certificate of incorporation of Aileron to authorize sufficient shares of Common Stock for the conversion of the Series X Preferred Stock issued pursuant to the Merger Agreement and the Purchase Agreement and/or to effectuate a reverse stock split (the “Charter Amendment Proposal”). In connection with these matters, Aileron intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant soliciting and disclosure materials.

The Board of Directors of Aileron (the “Board”) approved the Merger Agreement and the related transactions, and the consummation of the Merger was not subject to approval of the Aileron stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Aileron or Lung. The Merger Agreement contains representations, warranties and covenants that Aileron and Lung made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Aileron and Lung and may be subject to important qualifications and limitations agreed to by Aileron and Lung in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between Aileron and Lung rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Aileron’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, Aileron and Lung entered into stockholder support agreements (the “Support Agreements”) with certain of Aileron’s directors and officers and its principal stockholder prior to the closing of the Merger. The Support Agreements provide that, among other things, each such director, officer or stockholder has agreed to vote or cause to be voted all of the shares of Common Stock owned by him, her or it in favor of the Conversion Proposal and any Charter Amendment Proposal at any Aileron stockholders’ meeting or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Aileron, in connection therewith.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is provided as Exhibit A to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, those individuals who will be serving as an officer or as a director of Aileron immediately after the Merger and the directors and officers and the majority shareholder of Lung immediately prior to the Merger entered into lock-up agreements with Aileron, pursuant to which each such director, officer or stockholder will be subject to a 180-day lockup on the sale or transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock or such other securities which may be deemed to be beneficially owned by each such director, officer or stockholder in accordance with the rules and regulations of the SEC and securities of Aileron which may be issued upon exercise of an option to purchase shares of Common Stock or a warrant to purchase shares of Common Stock) that are currently held by each such director, officer or stockholder at the closing of the Merger and hereafter owned by each such director, officer or stockholder, including those shares issued in the Merger, subject to certain customary exceptions (the “Lock-up Agreements”).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is provided as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement and Stock and Warrant Purchase Agreement

Immediately following the closing of the Merger, on October 31, 2023, Aileron entered into a Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with a group of accredited investors (the “Investors”) led by Bios Partners, the majority shareholder of Lung prior to the closing of the Merger, and including Nantahala Capital, as well as additional undisclosed investors. Pursuant to the Purchase Agreement, Aileron agreed to issue and sell (i) an aggregate of approximately 4,707 shares of Series X Preferred Stock, and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 2,353,500 shares of Common Stock (the “Warrant Shares”), for an aggregate purchase price of approximately $18.0 million, which includes the conversion of certain convertible promissory notes in the aggregate principal amount of approximately $1.6 million issued by Lung to Bios Partners prior to the Merger at a 10% discount to the per share price of the Series X Preferred Stock (collectively, the “Financing”). The closing of the Financing is expected to occur on November 2, 2023 (the “Financing Closing Date”).

Subject to stockholder approval, each share of Series X Preferred Stock is convertible into 1,000 shares of Common Stock, as described below. The preferences, rights and limitations initially applicable to the Series X Preferred Stock are set forth in the Certificate of Designation (as described below).

Reference is made to the discussion of the Series X Preferred Stock issued in the Financing in Item 3.02 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Warrants

The exercise price of the Warrants is $4.89 per share, subject to certain price and share adjustments, including for stock splits, stock dividends, recapitalizations, subdivisions, combinations, reclassifications, noncash distributions and cash dividends. The Warrants will be exercisable any time after the later of May 2, 2024 and the date the Requisite Stockholder Approval is obtained and on or prior to May 2, 2027. Payment for Warrant Shares upon exercise of the Warrants may be (i) in cash or (ii) in the event that there is no registration statement available for the resale of Warrant Shares, by cashless exercise.

Under the terms of the Warrants, the Company shall not effect the exercise of any portion of any Warrant, and a holder shall not have the right to exercise any portion of any Warrant, to the extent that after giving effect to such exercise, the holder (together with its affiliates and any other persons acting as a group together with the holder or any of its affiliates), would beneficially own in excess of a percentage elected by the holder up to 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may, upon written notice to Aileron, increase or decrease such percentage to any other percentage not in excess of 19.99%; provided that any increase or decrease in such percentage will not be effective until 61 days after such notice is delivered to Aileron.

The foregoing summary of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Registration Rights Agreement

On the Financing Closing Date, pursuant to the Purchase Agreement, Aileron intends to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, Aileron has agreed to prepare and file a resale registration statement with the SEC within 90 calendar days following the closing of the Financing (the “Filing Deadline”). Aileron will use its commercially reasonable best efforts to cause this registration statement to be declared effective by the SEC within 30 calendar days of the Filing Deadline (or within 60 calendar days in the event the SEC reviews and has comments to the registration statement).

Aileron has also agreed, among other things, to indemnify the Investors, their officers, directors, agents, partners, members, managers, stockholders, affiliates and employees under the registration statement from certain liabilities and pay all fees and expenses (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for the Investors, except for reasonable and documented fees and expenses in an amount not to exceed $30,000 of the Investors that hold a majority in interest of the registrable securities in connection with the review of the registration statement) incident to Aileron’s obligations under the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 31, 2023, Aileron completed its acquisition of Lung. The information contained in Item 1.01 of this Current Report on Form 8-K regarding the acquisition of Lung is incorporated by reference into this Item 2.01. Aileron is currently in the process of evaluating the accounting treatment of the Merger.

Item 3.02	Unregistered Sales of Equity Securities.

The shares of Series X Preferred Stock and Warrants issued in the Financing (collectively, the “Private Placement Securities”) were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and/or Regulation D thereunder, in each case as transactions by an issuer not involving a public offering. Each of the Investors is an “accredited investor,” as defined in Regulation D, and is acquiring the Private Placement Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends have been affixed to the Private Placement Securities.

Pursuant to the Merger Agreement, Aileron issued shares of Common Stock and Series X Preferred Stock (the “Merger Shares”, and together with the Private Placement Securities, the “Securities”). The Merger Shares were issued in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) as a transaction not involving a public offering.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Securities have not been registered under the Securities Act and such Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of Aileron.

Item 4.01	Changes in Registrant’s Certifying Accountant

On October 30, 2023, Aileron dismissed its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), effective immediately upon the closing of the Merger. Aileron dismissed PwC as PwC had advised Aileron that it would no longer be independent following the closing of the Merger.

The report of PwC to Aileron’s financial statements for the fiscal years ended December 31, 2022 and 2021 included in Aileron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report included an explanatory paragraph indicating that there was substantial doubt about Aileron’s ability to continue as a going concern.

During the years ended December 31, 2022 and 2021, and the subsequent interim period from January 1, 2023 to October 30, 2023, there were:

(i) no “disagreements” (as that term is defined in Item 303(a)(1)(iv) of Regulation S-K and the related instructions) between Aileron and PwC on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference in connection with its opinion to the subject matter of the disagreement, and

(ii) no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K and the related instructions.

Aileron has provided PwC with a copy of the disclosures made in this Item 4.01, prior to its filing and requested, in accordance with applicable practices, that PwC furnish a letter addressed to the SEC stating whether it agrees with the statements made herein. PwC furnished the letter to Aileron on October 31, 2023, a copy of which is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Aileron has not yet appointed a replacement independent registered public accounting firm. Once a new independent registered public accounting firm has been appointed, Aileron will announce the appointment by filing a Current Report on Form 8-K with the SEC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On October 30, 2023, the Board approved the appointment of Brian Windsor, Ph.D., age 57, to President and Chief Operating Officer of Aileron, effective as of the consummation of the Merger.

Prior to becoming President and Chief Operating Officer, Dr. Windsor served, since July 2013, as President, Chief Executive Officer and a director of Lung. From September 2019 to March 2022, Dr. Windsor served as a director and the Chief Science Officer of TFF Pharmaceuticals, Inc. (Nasdaq: TFFP), a public biopharmaceutical company that Lung spun out into an independent company. From January 2018 to March 2022, Dr. Windsor provided consulting services to TFF Pharmaceuticals, Inc. in the areas of science and technology. From November 2009 to March 2013, Dr. Windsor served as President of Enavail, LLC, a specialty pharmaceutical manufacturing company, where he oversaw all aspects of the company’s pharmaceutical drug development. Before joining Enavail, Dr. Windsor directed portfolio company management for Emergent Technologies, Inc., an early stage technology venture creation and management company, where he served as Managing Director or President for ten portfolio companies. Dr. Windsor holds a B.S. and a Ph.D. in Molecular Biology from The University of Texas at Austin.

The principal terms and conditions of Dr. Windsor’s employment are set forth in an employment agreement between Dr. Windsor and Lung, dated February 1, 2014 (the “Windsor Employment Agreement”), as amended by that Letter Agreement between Dr. Windsor and Lung, dated February 11, 2023 (the “February Windsor Letter Agreement”) and as amended by that Letter Agreement between Dr. Windsor and Lung dated October 30, 2023 (the “October Windsor Letter Agreement”). Pursuant to the Windsor Employment Agreement, as amended, Dr. Windsor is entitled to an annual base salary of $500,000 and is eligible to receive an annual bonus based on a bonus target of 45% of his annual base salary based on performance against goals and at the discretion of the Board. In addition, pursuant to the Windsor Employment Agreement, in the event that Dr. Windsor is terminated without cause or resigns for good reason then, subject to the execution of a release agreement, Dr. Windsor will be eligible to receive twelve months’ base salary in the form of severance payments, less statutory deductions and withholdings, payable in the form of salary continuation.

Upon Dr. Windsor’s appointment as President and Chief Operating Officer of Aileron, Dr. Windsor entered into Aileron’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.12 to Amendment No. 1 to Aileron’s Registration Statement on Form S-1 (File No. 333-218474) filed with the SEC on June 19, 2017. Pursuant to the terms of this agreement, Aileron may be required, among other things, to indemnify Dr. Windsor for some expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of Aileron.

There is no arrangement or understanding between Dr. Windsor and any other person pursuant to which he was elected as an officer of Aileron. Dr. Windsor has no family relationship with any of the executive officers or directors of Aileron. There are no transactions and no proposed transactions between Dr. Windsor and Aileron that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Windsor Employment Agreement, the February Windsor Letter Agreement and the October Windsor Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Windsor Employment Agreement, the February Windsor Letter Agreement and the October Windsor Letter Agreement, which are filed as Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 to this Current Report on Form 8-K, respectively.

Resignation of Directors

On October 31, 2023, immediately prior to the Effective Time, Jeffrey A. Bailey, Chairman of the Board, Jodie P. Morrison and William T. McKee resigned from the Board. The resignations were in connection with the Merger and were not due to any disagreement or dispute relating to Aileron’s operations, policies or practices. Following Mr. Bailey’s resignation, Josef H. von Rickenbach will serve as the Chairman of the Board.

Election of Directors

In accordance with the Merger Agreement, on October 30, 2023, the Board decreased the size of the Board by one member, effective as of the Effective Time, such that the number of directors that comprised the full Board was six (6), and elected William C. Fairey, age 59, and Alan A. Musso, age 61, to the Board as directors. Mr. Fairey will serve as a Class II director with a term expiring at the Company’s 2025 annual meeting of the stockholders of the

Company and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Musso will serve as a Class I director with a term expiring at the Company’s 2024 annual meeting of the stockholders of the Company and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Prior to his election to the Board, Mr. Fairey had, since August 2021, been a member of the board of directors of Lung. Mr. Fairey has served on the board of directors of Mirum Pharmaceuticals (Nasdaq: MIRM), a public biopharmaceutical company focused on the identification, acquisition, development and commercialization of novel therapies for debilitating rare and orphan diseases, since August 2021 and on the board of directors of Ascendis Pharma A/S (Nasdaq: ASND), a public biopharmaceutical company organized under the laws of the Kingdom of Denmark, since August 2022. Mr. Fairey served as Executive Vice President and Chief Commercial Officer of MyoKardia, Inc., a clinical-stage biopharmaceutical company discovering and developing targeted therapies for the treatment of serious cardiovascular diseases, from January 2019 to November 2020 prior to its acquisition by Bristol Myers Squibb (NYSE: BMY) in October 2020. Prior to MyoKardia, from January 2018 to January 2019, Mr. Fairey served as Executive Vice President and Chief Operating Officer of ChemoCentryx, Inc., (Nasdaq: CCXI), a public biopharmaceutical company focused on discovering, developing and commercializing orally-administered therapeutics to treat autoimmune diseases, inflammatory disorders and cancer. During that time, Mr. Fairey was responsible for the sales, marketing, medical affairs and market access functions, including commercialization of late stages compounds. Prior to ChemoCentryx, Mr. Fairey served in various roles at Actelion Pharmaceuticals Ltd., a pharmaceutical company, and its subsidiaries, from January 2001 to December 2017. Actelion was acquired by Johnson & Johnson (NYSE: JNJ) in 2017. Mr. Fairey holds a B.S. in biology from the University of Oregon and an M.B.A. from Saint Mary’s College of California.

Prior to his election to the Board, Mr. Musso had, since April 2022, been a member of the board of directors of Lung. Since August 2023, Mr. Musso has served as the Chief Financial Officer of Fulcrum Therapeutics (Nasdaq: FULC), a public clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases in areas of high unmet medical need. Previously, he served as the Chief Financial Officer of ReViral Ltd., a privately held, clinical-stage biopharmaceutical company focused on discovering, developing, and commercializing novel antiviral therapeutics that target respiratory syncytial virus (RSV), that was acquired by Pfizer Inc., in June 2022, from October 2019 until September 2022. Prior to ReViral, from September 2018 to September 2019, Mr. Musso was the Chief Financial Officer and Treasurer at Peloton Therapeutics Inc., a company focused on the development of novel small molecule therapeutic candidates for the treatment of cancer. While at Peloton, Mr. Musso helped to prepare the company for an initial public offering until the company was acquired by Merck & Co. in July 2019. Prior to Peloton, from November 2014 to August 2018, Mr. Musso served as the Chief Financial Officer and Treasurer at Bellicum Pharmaceuticals, Inc., a public biotechnology company focused on discovering and developing novel, controllable cellular immunotherapies for various forms of cancer. Prior to Bellicum, from February 2002 to November 2014, Mr. Musso served in various positions at Targacept, Inc., a public biopharmaceutical company. Mr. Musso spent the early part of his career as a Senior Internal Auditor for Pfizer as well as a Certified Public Accountant for KPMG International. Mr. Musso holds a B.S. in Accounting from Saint Mary’s College of California, and a Master’s Degree from the Thunderbird School of Global Management.

Each of Mr. Fairey and Mr. Musso will receive compensation for his service as a member of the Board in accordance with Aileron’s current non-employee director compensation program as described in Aileron’s Form 10-K/A filed with the SEC on April 28, 2023.

Board Committees

Audit Committee

In connection with the closing of the Merger, Mr. Musso, Mr. von Rickenbach and Reinhard J. Ambros, Ph.D., were appointed to the audit committee of the Board, and Mr. Musso was appointed the chair of the audit committee.

Compensation Committee

In connection with the closing of the Merger, Dr. Ambros, Mr. Fairey and Mr. Musso were appointed to the compensation committee of the Board, and Dr. Ambros was appointed the chair of the compensation committee.

Nominating and Corporate Governance Committee

In connection with the closing of the Merger, Mr. Fairey, Nolan Sigal, M.D., Ph.D. and Mr. von Rickenbach were appointed to the nominating and corporate governance committee of the Board, and Mr. Fairey was appointed the chair of the nominating and corporate governance committee.

Indemnification Agreements

In connection with their election as directors, each of Mr. Fairey and Mr. Musso entered into Aileron’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.12 to Amendment No. 1 to Aileron’s Registration Statement on Form S-1 (File No. 333-218474) filed with the SEC on June 19, 2017. Pursuant to the terms of this agreement, Aileron may be required, among other things, to indemnify each of Mr. Fairey and Mr. Musso for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of Aileron.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2023, Aileron filed a Certificate of Designation of Preferences, Rights and Limitations of the Series X Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”) in connection with the Merger and the Financing referenced in Item 1.01 above. The Certificate of Designation establishes the rights of the shares of Series X Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series X Preferred Stock”), which is intended to have economic rights equivalent to the Common Stock, but has only limited voting rights.

Holders of Series X Preferred Stock are entitled to receive dividends on shares of Series X Preferred Stock equal, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Subject to stockholder approval of the Conversion Proposal, the Series X Preferred Stock is convertible into Common Stock at rate of 1,000 shares of Common Stock for every one share of Series X Preferred Stock that is converted. Except as otherwise required by law, the Series X Preferred Stock does not have voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, Aileron will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series X Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or by-laws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series X Preferred Stock, (ii) issue further shares of Series X Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series X Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing. Additionally, the approval of the holders of a majority of the Series X Preferred Stock is required for certain change of control transactions, provided that this approval right will terminate upon stockholder approval of the Conversion Proposal. The Series X Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of Aileron.

Following stockholder approval of the Conversion Proposal, (i) effective as of 5:00 p.m. (Eastern time) on the fourth business day after the date on which such stockholder approval is received, each share of Series X Preferred Stock then outstanding automatically converts into 1,000 shares of Common Stock, and (ii) at any time thereafter at the option of the holder thereof, into 1,000 shares of Common Stock, in the case of each of (i) and (ii) subject to certain beneficial ownership limitations, including that a holder of Series X Preferred Stock is prohibited from converting shares of Series X Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder (together with its affiliates and any other persons acting as a group together with the holder or any of its affiliates) would beneficially own more than a specified percentage (to be initially set at 19.99% and thereafter adjusted by the holder to a number not to exceed 19.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The foregoing description of the Series X Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 31, 2023, Aileron issued a press release announcing, among other things, the Merger and the execution of the Purchase Agreement and Aileron made available a corporate presentation including a discussion of the post-Merger business of Aileron. Copies of the press release and the presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release and the presentation attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release and presentation attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of Aileron under the Securities Act.

Item 8.01	Other Events.

As of September 30, 2023 on a pro forma basis to give effect to the receipt of gross proceeds of the Financing, Aileron and Lung’s combined cash and cash equivalents was approximately $29.0 million. Based on Aileron’s current operating plan, Aileron estimates that these cash resources will enable Aileron to fund its operating expenses and capital expenditure requirements as currently planned into the fourth quarter of 2024. Aileron has based this estimate on assumptions that may provide to be wrong, and Aileron could use its available capital resources sooner than it currently expects.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements of the Company within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to: future expectations, plans and prospects for the Company following the Merger; the expected closing of the concurrent private placement; the use of proceeds from the private placement and the sufficiency of the Company’s cash resources; stockholder approval of the conversion of the Series X preferred stock; the initial market capitalization of the Company following the Merger and the benefits of the Merger; and the milestones of the Company; the projected cash runway of the Company; the status and plans for clinical trials, including the timing of data; future product development; and the potential commercial opportunity of LTI-03 and LTI-01. We use words such as “anticipate,” ”believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “can,” “could,” “should,” “continue,” and other words and terms of similar meaning to help identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties related to the ability to recognize the anticipated benefits of the Merger, the outcome of any legal proceedings that may be instituted against the Company following the Merger and related transactions, the ability to obtain or maintain the listing of the common stock of the Company on The Nasdaq Stock Market following the Merger, costs related to the Merger, changes in applicable laws or regulations, the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors, including risks inherent in pharmaceutical research and development, such as: adverse results in the Company’s drug discovery, preclinical and clinical development activities, the risk that the results of preclinical studies and early clinical trials may not be replicated in later clinical trials, the Company’s ability to enroll patients in its clinical trials, and the risk that any of its clinical trials may not commence, continue or be completed on time, or at all; decisions made by the U.S. FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies with respect to our development candidates; our ability to obtain, maintain and enforce intellectual property rights for our platform and development candidates; our potential dependence on collaboration partners; competition; uncertainties as to the sufficiency of the Company’s cash resources to fund its planned activities for the periods anticipated and the Company’s ability to manage unplanned cash requirements; and general economic and market conditions; as well as the risks and uncertainties discussed in the “Risk Factors”

section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which is on file with the Securities and Exchange Commission, and in subsequent filings that the Company files with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s view as of any date subsequent to the date of this Current Report on Form 8-K, and we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses or funds acquired.

Aileron will file any required financial statements by amendment to this Current Report on Form 8-K as soon as practicable but no later than 71 calendar days after the latest date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

Aileron will file any required pro forma financial information by amendment to this Current Report on Form 8-K as soon as practicable but no later than 71 calendar days after the latest date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated October 31, 2023, by and among Aileron Therapeutics, Inc., AT Merger Sub I, Inc., AT Merger Sub II, LLC and Lung Therapeutics, Inc.

3.1	Certificate of Designation of Series X Non-Voting Convertible Preferred Stock

4.1	Form of Warrant to Purchase Common Stock to be issued pursuant to the Stock and Warrant Purchase Agreement

10.1*	Stock and Warrant Purchase Agreement, dated as of October 31, 2023, by and among Aileron Therapeutics, Inc. and each purchaser identified on Annex A thereto

10.2	Form of Registration Rights Agreement, by and among Aileron Therapeutics, Inc. and certain purchasers named therein

10.3	Executive Employment Agreement, dated as of February 1, 2014, by and between Lung Therapeutics, Inc. and Brian Windsor, Ph.D., as amended

10.4	Letter Agreement, dated as of February 11, 2023, by and between Lung Therapeutics, Inc. and Brian Windsor, Ph.D.

10.5	Letter Agreement, dated as of October 30, 2023, by and between Lung Therapeutics, Inc. and Brian Windsor, Ph.D.

16.1	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant

99.1	Press Release of Aileron Therapeutics, Inc., dated October 31, 2023

99.2	Corporate Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AILERON THERAPEUTICS, INC.

Date: October 31, 2023	By:	/s/ Manuel C. Alves-Aivado
Manuel C. Alves-Aivado, M.D., Ph.D.
Chief Executive Officer